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                                                                   EXHIBIT 10.32

                FOURTH AMENDMENT TO NOTE AND SECURITY AGREEMENT
                -----------------------------------------------

          THIS FOURTH AMENDMENT TO NOTE AND SECURITY AGREEMENT (this "Agreement") made as of this 31st day of December, 1997 between RF POWER PRODUCTS, INC., a New Jersey corporation (the "Borrower"), and MELLON BANK, N.A., a national banking association (the "Bank").


                             W I T N E S S E T H :


          WHEREAS, the Borrower is the maker of a certain Note and Security Agreement to the Bank in the original principal amount of Four Million Dollars ($4,000,000.00) dated May 24, 1996 (the "Note") (capitalized terms used herein but not defined in this Agreement shall have the meaning ascribed to them in the
Note);

          WHEREAS, the Note was previously amended in order to permit, among other things, equipment financing in the amount of $500,000 pursuant to that certain First Amendment to Note and Security Agreement dated as of January 17, 1997;

          WHEREAS, the Note was also amended in order to allow the Borrower to term out and reduce the principal amount outstanding under the Note by $500,000 (to $3,500,000) pursuant to that certain Second Amendment to Note and Security Agreement dated as of February 27, 1997;

          WHEREAS, the Note was again amended in order to allow the Borrower to term out and reduce the principal amount outstanding under the Note by an additional $500,000 (to $3,000,000) pursuant to that certain Third Amendment to Note and Security Agreement dated as of May 28, 1997;

          WHEREAS, the Borrower has requested that the Bank further amend certain provisions of the Note in order to, among other things, (i) increase the maximum principal amount available under the Note, and (ii) adjust the pricing; and

          WHEREAS, the Bank is willing to grant such request, subject to the terms and conditions of this Agreement.

          NOW, THEREFORE, in consideration of the mutual promises contained herein and in the Credit Amendment referred to below, and intending to be legally bound, the Borrower and the Bank hereby covenant and agree as follows:

          1.  Amendments.  Upon the satisfaction of any condition precedent
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contained in the Fourth Amendment to Revolving Line of Credit Agreement dated as of even date herewith (the "Credit Amendment") and the execution and delivery of this Agreement by the Borrower and the Bank, the Note shall be amended as follows:
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          (a)  The Note shall be amended to reflect that notwithstanding any provision in the Note to the contrary, the maximum principal amount of the Note is increased to $6,000,000. Wherever the figure $3,000,000 shall appear in the Note or the Supplement to Note and Security Agreement (the "Supplement") annexed to and made a part of the Note, it shall be replaced with the figure $6,000,000.

          (b) The interest rate spread provision set forth in paragraph 5 of the Supplement shall be deleted in its entirety and replaced with the following:

               5.   Interest Rate Spread.  The Undersigned shall pay a basis
                    --------------------
     point spread under this Note on the LIBOR Rate option based on the Undersigned's financial performance as measured by the Cash Flow Ratio (as defined in the Credit Agreement) and effective on the first day following receipt of the Undersigned's quarterly financial statements and continuing until receipt of the Undersigned's quarterly financial statements for the following fiscal quarter:

                                                                          LIBOR Rate Plus
Cash Flow Ratio                                                           Basis Point Spread
---------------                                                   -------------------------------
Greater than 2.00 to 1.00                                                LIBOR + 100 b.p.

Less than or equal to 2.00 to 1.00 but greater than or equal to          LIBOR + 125 b.p.
 1.50 to 1.00

          (c) The definition of Maturity Date set forth in paragraph 12 of the Supplement shall be amended by replacing the date May 30, 1998 with May 30, 1999.

          (d) The Note shall be amended to reflect that references in the Note to the "Credit Agreement" shall be references to the Revolving Line of Credit Agreement as amended by the Credit Amendment and as may be still further amended, modified or supplemented from time to time.

          2.  Representations and Warranties.  The Borrower hereby represents
              ------------------------------
and warrants to the Bank that the Borrower is not in default under the Note, the Credit Agreement or any other document executed in connection therewith.

          3.  Other Terms Confirmed.  All other terms and conditions of the
              ---------------------
Note, including, without limitation, the Supplement annexed thereto and made a part thereof, are hereby confirmed and shall remain in full force and effect without modification. From and after the effectiveness of the amendments set forth in Section 1 hereof, all references in any document or instrument to the Note shall mean the Note as amended by this Agreement.

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          4.  No Satisfaction of Indebtedness.  The Borrower specifically
              -------------------------------
acknowledges and agrees that this Agreement shall not represent in any way the satisfaction of any indebtedness evidenced by the Credit Agreement or the Note as amended hereby.

          5.  Counterparts.  This Agreement may be executed in any number of
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counterparts, each of which shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument.

          6.  Headings.  The descriptive headings which are used in this
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Agreement are for convenience only and shall not affect the meaning of any provision of this Agreement.

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized officers as of the day and year first written above.

Attest:                             RF POWER PRODUCTS, INC.



   /s/ Paul S. Zaun                    /s/ Domenic N. Golato
----------------------              -----------------------------
Name:                               By:  Domenic N. Golato
Title:                                   Chief Financial Officer

[Corporate Seal]

                                    MELLON BANK, N.A.



                                    By:    /s/ Marita McGough Carb
                                       ---------------------------
                                       Marita McGough Carb
                                       Vice President

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